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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              PROCYTE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              ProCyte Corporation



                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, MAY 23, 2000

TO THE SHAREHOLDERS OF PROCYTE CORPORATION:

     You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of ProCyte Corporation, a Washington corporation (the "Company"), to be held on Tuesday, May 23, 2000 at 9:00 a.m., Pacific Daylight Time, at the Bellevue Hilton Hotel, 100 - 112th NE, Bellevue, Washington, for the following purposes:

     1.   To elect four Directors of the Company;

     2. To increase the number of shares authorized for the Company's 1996 Stock Option Plan;

     3. To increase the number of shares authorized for the 1998 Non-employee Director Stock Plan;

     4. To transact such other business as may properly come before the meeting and any adjournments and postponements thereof.

     Holders of the Common Stock of the Company at the close of business on April 10, 2000 are entitled to notice of and to vote upon all matters at the Annual Meeting.

     You are invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

BY ORDER OF THE BOARD OF DIRECTORS


John F. Clifford
Chairman and Chief Executive Officer

Redmond, Washington
April 20, 2000

                              PROCYTE CORPORATION

            PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2000

     This Proxy Statement is furnished by and the accompanying proxy is solicited on behalf of the Board of Directors of ProCyte Corporation, a Washington corporation (the "Company" or "ProCyte"), for use at its Annual Meeting of Shareholders to be held at the Bellevue Hilton Hotel, 100 - 112th Avenue NE, Bellevue, Washington on Tuesday, May 23, 2000 at 9:00 a.m., Pacific Daylight Time, and at any adjournment thereof (the "Annual Meeting"). The Company's Annual Report for the year ended December 31, 1999, Notice of Annual Meeting, and a proxy accompany this Proxy Statement. The Company's principal offices are located at 8511 - 154th Avenue NE, Redmond, WA 98052. The approximate date of the mailing of this Proxy Statement and form of proxy is April 24, 2000.

Record Date and Voting Securities

     Shareholders of record at the close of business on April 10, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. The only voting securities of the Company are shares of Common Stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock outstanding is entitled to one vote per share on any matter brought before the meeting. Cumulative voting is not permitted by the Company's bylaws. On April 10, 2000, the Company had outstanding 15,453,037 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the meeting: (i) the four nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors; and (ii) each of the other proposals described in the accompanying Notice of 2000 annual Meeting of Shareholders will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

     Abstentions and "broker nonvotes" (shares held by broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence of a quorum. Abstentions and broker nonvotes do not count either as votes for or as votes against the proposals. Therefore, they have no effect on the proposals to be voted on at the Annual Meeting other than to reduce the number of favorable votes that may be necessary to approve the proposals. There will be no broker nonvotes on the election of directors or the approval of the other proposals since brokers who hold shares for the accounts of their clients have authority to vote such shares with respect to these matters.

Revocation of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (i) filing with the President of the Company at the time or before the vote is taken at the Annual Meeting a written notice of revocation bearing a date later than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the President of the Company before the vote is taken at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice or subsequent proxy should be sent so as to be delivered to ProCyte Corporation, 8511 - 154th Ave NE, Redmond, WA 98052, Attention: President, or should be hand delivered to the President of the Company at or before the time the vote is taken at the Annual Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding ownership of the Company's Common Stock on April 10, 2000 by (i) each director, (ii) the executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Beneficial Owner                                Shares Beneficially Owned (1)    % of Shares Outstanding
--------------------------------------------------------------------------------------------------------------------
John F. Clifford/2)/                                               607,334                         3.93%

Glenn A. Oclassen/3)/                                              228,889                         1.44%

Susan Browner/(4)/                                                 159,553                         1.03%

Ken Tapman/(4)/                                                    159,444                         1.03%

Jules Blake/(5)/                                                    94,104                             *

Robin L. Carmichael/(6)/                                            89,568                             *

Jerry P. Scott/(7)/                                                 89,001                             *

Robert E. Patterson/(8)/                                            70,104                             *

Matt L. Leavitt/(9)/                                                68,604                             *

All Directors and executive officers as a group
(9 persons) (10)                                                 1,560,601                        10.10%

---------------------------------------------------------------------------------------------------------------------

* Less than 1%
(1) Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.
(2) Includes 283,334 shares subject to options exercisable within 60 days of April 10, 2000.
(3) Includes 12,000 shares subject to options exercisable within 60 days of April 10, 2000. Also includes 70,000 restricted shares held in the names of Mr. Oclassen's spouse and children.
(4) Ms. Browner and Mr. Tapman resigned from their positions with the Company during the third quarter of 1999.
(5) Includes 61,000 shares subject to options exercisable within 60 days of April 10, 2000.
(6) Includes 63,668 shares subject to options exercisable within 60 days of April 10, 2000.
(7) Includes 75,001 shares subject to options exercisable within 60 days of April 10, 2000.
(8) Includes 37,000 shares subject to options exercisable within 60 days of April 10, 2000.
(9) Includes 18,000 shares subject to options exercisable within 60 days of April 10, 2000.
(10) Includes 600,003 shares subject to options exercisable within 60 days of April 10, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during the 1999 fiscal year all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The four nominees for election as directors are John F. Clifford, Dr. Matt
L. Leavitt, Glenn A. Oclassen and Robert E. Patterson. All of the nominees are members of the present Board. Their terms will continue until the 2001 Annual Meeting of the Shareholders, and until the election and qualification of their respective successors. Certain information concerning the nominees is set forth below. The Company does not know of any circumstances that would render any nominee named herein unavailable to serve as a director. However, if any nominee becomes unable or unwilling to serve as a director, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing directors.

     Dr. Blake, a member of the current Board since 1991, has chosen not to stand for reelection. The Company hereby expresses its gratitude for his service. As of the date of the Annual Meeting, the size of the Board will be reduced from five to four directors thereby eliminating any vacancy.

The Board recommends that you vote FOR the election of the nominees as directors, as set forth in Item 1 on the Proxy Card.

                                 ____________

     John F. Clifford, age 57, joined the Company in August 1996 as a Director and as President, Chief Executive Officer, and Treasurer. On August 25, 1999, Mr. Clifford was elected Chairman of the Company's Board of Directors. Before joining ProCyte, Mr. Clifford was the President of Orthofix, Inc. (1995 to
1996), a Dallas-area healthcare company in the orthopedic market. Orthofix acquired American Medical Electronics, a medical device company, of which Mr. Clifford was President and Chief Executive Officer from 1994 to 1995. From 1989 to 1994, Mr. Clifford served as Division Vice President and prior to that as Vice President of Sales and Marketing for American Cyanamid's Davis and Geck Division, in the medical device market. From 1964 to 1989 Mr. Clifford held various sales and marketing positions in Johnson & Johnson companies. Mr. Clifford holds a BS in economics from Villanova University and an MBA in finance from Drexel University.

     Dr. Jules Blake, PhD, age 75, was initially elected a Director of the Company in 1991. He served as vice president of corporate scientific affairs (1987 to 1989) and as vice president of research and development (1973 to 1987) for Colgate-Palmolive, a consumer products company. Dr. Blake retired from Colgate-Palmolive in 1989. He has been a director of Martek Biosciences Corporation, a biotechnology company, since 1990; a director of GeneLogic, a biotechnology company, since 1996. Dr. Blake received his PhD in Organic Chemistry and his MS and BS in Chemistry from the University of Pennsylvania.

     Dr. Matt L. Leavitt, DO, age 40, was initially elected a director of the Company in April 1998. Since 1990 he has served as the Chairman, Chief Executive Officer and Medical Director of Leavitt Medical Group, a group of nationwide clinics providing hair restoration, dermatology and cosmetic surgery procedures. Dr. Leavitt has served as Vice President of the American Board of Hair Restoration since 1997 and is a past President of the American College of Dermatology. He is currently the Chairman of the World Association of Hair Restoration Surgeons and an advisor and trustee for the American Academy of Aesthetic & Restorative Surgery. Dr. Leavitt has written chapters in numerous medical textbooks, authored articles in numerous medical journals, and served as editor for several editions of the International Journal of Cosmetic Surgery. Dr. Leavitt served on the Audit and Nominating Committees in 1999. Dr. Leavitt is a graduate of the University of Michigan and Michigan State University College of Osteopathic Medicine and is Board-Certified in Dermatology.

     Glenn A. Oclassen, age 57, was initially elected a Director of the Company in 1999. Mr. Oclassen was founder and Chairman of the Board of NextDerm Inc., a company focused on development and marketing of topical therapeutics for cosmetic skin defects which ProCyte acquired in 1999. Mr. Oclassen founded Oclassen Pharmaceuticals, Inc. in 1985, was President and CEO from 1985 until 1991, and became Chairman of the Board of Directors in January 1991. He served in this role until the company was acquired by Watson Pharmaceuticals in February 1997. Mr. Oclassen founded the Neutrogena Dermatologics division of Neutrogena Corp. in 1977 and served as President until 1982. He was employed by Allergan Pharmaceuticals from 1971 until 1977. Mr. Oclassen served on the Compensation, Nominating and Audit committees in 1999. He received a BS in Zoology from San Diego State University. Mr. Oclassen is a member of the Cutaneous Therapy Society and the North American Clinical Dermatology Society.

     Robert E. Patterson, age 57, was initially elected a Director of the Company in 1994. Since 1983 he has served as a managing director of Thompson Clive Inc., a U.K.-based venture capital firm, and he has been a partner in the legal services firm of Graham & James since 1972. Mr. Patterson is a director of Acuity Ventures, Capital Pacific Development Inc., California Airlines, Clare REMTECH, Inc., CW, Inc., eMEDIATe Solutions, Inc., Medical Research Institute, NetAlive, Inc., and Transierra Corporation. He was the chairman of the Audit committee and served on the Compensation and Nominating Committees in 1999. Mr. Patterson completed the Executive Program at the Stanford Graduate School of Business in 1986; he obtained his law degree from Stanford Law School and holds a BA in Physics from the University of California at Los Angeles. During the fall of 1998 he served as the Inaugural Fellow of the Tuck Center for Private Equity at Dartmouth College.

Compensation of Directors

     Directors who were not otherwise employed by the Company were paid $1,500 for each meeting attended in person and $500 for each telephonic meeting of the Board of Directors in which they participated. Under the 1998 Non-employee Director Stock Plan, Non-employee Directors were issued shares of the Company's Common Stock in payment of a $12,000 annual retainer fee. Directors who are employed by the Company are not otherwise compensated for attendance at meetings of the Board or its committees. Directors are reimbursed for any expense attendant to Board membership. Under the 1991 Stock Option Plan for non-employee Directors or under the provisions of a similar formula grant program administered under the 1996 Stock Option Plan, non-employee directors receive stock option grants to purchase 12,000 shares of Common Stock upon their initial appointment or election as a director and stock option grants to purchase 6,000 shares of Common Stock annually thereafter. These options are awarded as of the date of the annual meeting and vest as of the date of the following annual meeting.

Committees and Meetings of the Board

     Board of Directors Meetings. During 1999, there were seven meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings of the full Board and each committee on which such Board member served.

     Compensation Committee. The Compensation Committee of the Board of Directors has the responsibility for recommending compensation of corporate officers; reviewing annually the operation of all compensation, employment and benefit practices and salary administration procedures; acting as Plan Administrator for all of the Company's employee stock plans; and recommending directors' fees. During 1999, the Compensation Committee consisted of three non-employee directors: Dr. Blake (chairman), Mr. Patterson, and Mr. Oclassen. The Compensation Committee met five times during 1999.

     Audit Committee. The Audit Committee of the Board of Directors has the responsibility for recommending the selection of the Company's independent auditors, reviewing the scope and schedule of audits, reviewing the results of such audits, reviewing the Company's system of internal financial controls; and such additional powers as may be conferred by the Board of Directors. During 1999, the Audit Committee consisted of the following non-employee directors: Mr. Patterson (chairman), Dr. Leavitt and Mr. Oclassen. The committee met once during 1999.

     Nominating Committee. The Nominating Committee of the Board of Directors is responsible for identifying, qualifying and nominating members of the Company's Board of Directors. The Nominating Committee considers shareholders' recommendations for director nominees submitted in accordance with the procedures described in the Company's Bylaws. In 1999 the Nominating Committee was chaired by Mr. Clifford, with members Dr. Blake, Mr. Patterson, Mr. Oclassen and Dr. Leavitt. The committee met once during 1999.

     Compensation Committee Interlocks and Insider Participation. During 1999, the Compensation Committee consisted of three non-employee directors: Dr. Blake (chairman), Mr. Patterson, and Mr. Oclassen. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity having one or more executive officers serving as members of the ProCyte Board of Directors or Compensation Committee.

                                ______________

          PROPOSAL 2: INCREASE IN NUMBER OF SHARES AUTHORIZED FOR THE
                            1996 STOCK OPTION PLAN

     The Company's 1996 Stock Option (the "1996 Plan") provides for grants of nonqualified and incentive stock options to officers, employees and consultants. These options generally are granted at fair market value, expire between five and ten years from grant date and vest ratably over three to five years and constitute an integral part of the Company's ability to recruit, retain and motivate employees. In addition, this plan is used to administer a similar formula grant program whereby non-employee directors receive stock option grants covering 12,000 shares of Common Stock upon their initial appointment or election as a director and stock option grants covering 6,000 shares of Common Stock annually thereafter. The non-employee director options are awarded as of the date of the annual meeting and vest as of the date of the following annual meeting.

     At April 10, 2000 the Company had outstanding options covering 1,880,000 shares. During 1999 the Company issued options on 850,000 shares. At April 10, 2000 only 250,000 shares remained available for issuance of new options under the 1996 Plan. The Company has no other option plans with shares available for grant. At its meeting on February 29, 2000 the Board approved a resolution amending the 1996 Plan to increase the number of authorized shares from 550,000 to 1,000,000, subject to approval by the shareholders.

     A copy of the 1996 Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the 1996 Plan as amended is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

Description of the 1996 Plan

     Purpose. The 1996 Plan is an employee benefit program that allows participants to buy or receive shares of Common Stock. The purpose of the 1996 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to selected individuals to participate in the Company's growth and success. The 1996 Plan's purpose is also to attract and retain participants' services and to encourage them to acquire and maintain stock ownership in the Company.

     Administration. The 1996 Plan is administered by compensation committee of the board of directors, except to the extent the board of directors appoints another committee or committees consisting of two or more members of the board of directors. The plan administrator has the full and exclusive power to interpret the 1996 Plan and to establish the rules for its operation, including the power to select the individuals to be granted options and to determine the form, amount and other terms and conditions of such options.

     Eligibility to Receive Awards. The 1996 Plan permits grants of options to employees, directors, officers, consultants, agents, advisors and independent contractors. Incentive stock options may be granted to employees only.

     Shares Reserved. A total of 1,000,000 shares are issuable under the 1996 Plan. No more than 150,000 shares may be subject to awards granted to any one individual in a single year (exept 300,000 shares may be awarded to newly hired individuals), to the extent such limitations are required for compliance with certain provisions of Section 162(m) of the Code. Any shares of Common Stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will be available for issuance in connection with future grants of awards under the 1996 Plan.

     Stock Options. Options granted under the 1996 Plan may be nonqualified stock options or incentive stock options as defined in Section 422 of the Code. The exercise price for incentive stock options must be at least equal to the fair market value of the Company's Common Stock on the date of grant and not less than 110% of fair market value for holders of over 10% of the Company's voting stock. The exercise price for nonqualified options must be at least 85% of fair market value of the Company's Common Stock on the date of grant. For purposes of the 1996 Plan, "fair market value" means the closing sales price for the Common Stock as reported by the Nasdaq National Market on a single trading day. On April 10, 2000, the closing sales price of a share of Common Stock was $1 23/32.

     Unless otherwise provided by the plan administrator, and to the extent required by law for incentive stock options, options generally will expire on the earliest of:

     . ten years from the date of grant (five years for holders of over 10% of the Company's voting stock);
     .    twelve months after the optionee's retirement, death or disability;
     .    notice to the optionee of termination for cause; and
     .    three months after other terminations.

     Unless otherwise specified by the plan administrator, options vest one-third on each of the first three anniversaries of the date of grant The option exercise price may be paid in cash or by check, or, unless the plan administrator determines otherwise, by tendering shares of Common Stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise or by such other consideration as the plan administrator may permit.

     Transferability. Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, no options are assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder.

     Adjustments. In the event of certain reorganizations, stock dividends, stock split ups, consolidations or similar changes in corporate or capital structure the plan administrator will make proportional adjustments in (a) the maximum number and kind of securities subject to the 1996 Plan, (b) the maximum number and kind of securities that may be subject to awards to any participant and (c) the number and kind of securities that are subject to any outstanding awards and the per share price of such securities, without any change in the aggregate exercise or purchase price.

     Corporate Transactions. Unless individual letter agreements provide otherwise, in the event of certain corporate transactions, such as a merger or sale of the Company, each outstanding award will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless (a) the option is assumed, continued or replaced with a comparable award by the successor corporation or the parent of the successor corporation or (b) acceleration will render unavailable "pooling of interest" accounting for a transaction that otherwise qualifies for this accounting treatment. Any option that is assumed, continued or replaced with a comparable award in the corporate transaction will accelerate if the holder's employment or services are terminated by the successor corporation without cause or by the holder voluntarily with good reason within two years of the corporate transaction.

     Amendment and Termination. The 1996 Plan may be modified, amended, or terminated by the board of directors at any time, except that an amendment or modification will not affect previously granted awards without a participant's consent. Shareholder approval is required for any amendment that increases the number of shares subject to the 1996 Plan, changes the persons eligible to receive options, or is otherwise subject to shareholder approval under any applicable law or regulation.

Federal Income Tax Consequences

     The material U.S. federal income tax consequences to the Company and to any person granted an option under the 1996 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect on the date of this proxy statement.

     Nonqualified Stock Options. No income will be recognized by an optionee upon the grant of a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date.

     If the optionee uses already-owned shares to pay the exercise price of a nonqualified stock option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     Incentive Stock Options. No income will be recognized by an optionee upon the grant of an incentive stock option. Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price).

     If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms' length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

     The rules for the tax treatment of a nonqualified stock option also apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 1996 Plan).

     Company Deduction. In both of the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes in ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Company. As discussed above, the limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million paid to either the Company's chief executive officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Stock options granted under the 1996 Plan are intended to qualify for this performance-based exception.

The Board recommends that you vote FOR the increase in number of authorized shares as set forth in Item 2 on the Proxy Card.

                                _______________

     PROPOSAL 3: INCREASE IN NUMBER OF SHARES AUTHORIZED FOR THE 1998 NON-
                         EMPLOYEE DIRECTOR STOCK PLAN

     In June 1998 the shareholders approved the 1998 Non-employee Director Stock Plan (the "NED Plan") reserving 200,000 shares for issuance to directors. Under the NED Plan eligible directors receive all or a portion of their quarterly retainer fees in shares of the Common Stock of the Company, in order to conserve cash and to increase the stock ownership of the Directors. The number of shares each eligible director receives is based on the average fair market value of the Common Stock for the last 20 business days of the fiscal quarter. After granting 6,016 shares in April 2000 in payment of the retainer for the first quarter of 2000 there were 48,771 remaining shares available for issuance under the NED Plan.

     At its meeting on February 29, 2000 the Board approved a resolution amending the NED Plan by increasing the number of authorized shares from 200,000 shares to 400,000 shares, subject to approval by the shareholders.

     A copy of the NED Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the NED Plan as amended is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

Description of the NED Plan

     Purpose. The purpose of the NED Plan is to attract and retain the services of experienced and knowledgeable nonemployee directors of the Company and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress.

     Administration. The NED Plan is administered by the board of directors or another committee or committees appointed by the board of directors consisting of two or more persons who are not eligible to participate in the Plan. Committee members need not be members of the board of directors. The plan administrator has the full and exclusive power to interpret the NED Plan and to establish the rules for its operation, including the power to select the individuals to be granted options and to determine the form, amount and other terms and conditions of such options.

     Eligibility. Only members of the Board of Directors who are not employees of the Company or any subsidiary of the Company (each, an "Eligible Director") are eligible to participate in the NED Plan.

     Shares Reserved. A total of 400,000 shares are issuable under the NED Plan, subject to adjustment from time to time for changes in capitalization as provided in the NED Plan. The Common Stock issuable under the NED Plan may be either authorized but unissued shares or shares subsequently acquired by the Company.

     Stock Grants. Under the NED Plan, each Eligible Director receives for services as a director of the Company automatic quarterly grants of Common Stock (the "Quarterly Grants"). The number of shares of Common Stock each Eligible Director receives is equal to $3,000 divided by the average fair market value of the Common Stock for the last 20 business days of a fiscal quarter. If a fractional number results, the number of shares is rounded to the nearest whole number. For purposes of the NED Plan, fair market value means the closing sales price on the National Association of Securities Dealers Automated Quotation System or the closing price on the principal exchange on which the Common Stock is then traded for a specified day. As of April 10, 2000, the fair market value of the Company's Common Stock was $1 23/32. For future fiscal quarters, the Plan Administrator may increase or decrease the amount of the Quarterly Grant that an Eligible Director is to receive in shares of Common Stock. If the board of directors increases the amount of a Quarterly Grant, the director may elect to receive all or a portion of the amount in excess of $3,000 as a cash payment in lieu of shares of Common Stock. Eligible Directors must make this election no later than the first day of a calendar year, within 60 days of first becoming an Eligible Director or within 60 days of the effective date of the NED Plan. If an Eligible Director does not make this election, he or she will continue to receive in cash any director compensation exceeding the $3,000 Quarterly Grant.

     Adjustments. The plan administrator will make proportional adjustments in
(a) the maximum number and kind of securities subject to the NED Plan and (b) the maximum number and kind of securities that may be subject to awards to any participant.

     Amendment and Termination. The NED Plan may be modified, amended, or terminated by the board of directors at any time, except that an amendment or modification will not affect previously granted awards without a participant's consent. Shareholder approval is required for any amendment that increases the number of shares subject to the NED Plan, changes the persons eligible to receive shares, or is otherwise subject to shareholder approval under any applicable law or regulation.

Federal Income Tax Consequences

     The material U.S. federal income tax consequences to the Company and to any person granted an stock under the NED Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect on the date of this proxy statement.

     Stock Awards. For stock awards such as those under the NED Plan that are not subject to restrictions, other than restrictions on transfer, the participant generally recognizes ordinary income at the time of receipt. The holding period for the shares begins at the time income is recognized under the rules, and the tax basis in the shares is the amount of ordinary income so recognized plus the amount, if any, paid for the shares.

     Company Deduction. The Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes in ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Company. As discussed above, the limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million paid to either the Company's chief executive officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Restricted stock awards granted under the NED Plan are intended to qualify for this performance-based exception.

The Board recommends that you vote FOR the increase in the number of authorized shares, as set forth in Item 3 on the Proxy Card.

                                ______________

                              EXECUTIVE OFFICERS

     The executive officers of the Company, and their ages as of April 1, 2000, are as follows:

Name                        Age                    Position                               Officer Since
----                        ---                    --------                               -------------
Robin L. Carmichael         43         Vice President of Marketing                             1998
John F. Clifford            57         Chairman and Chief Executive Officer                    1996
Jerry P. Scott              45         Vice President and Chief Financial Officer              1998


     For biographical summary of Mr. Clifford, see "Election of Directors".

     Robin L. Carmichael was appointed Vice President of Marketing in February 1998. Ms. Carmichael joined the Company in its clinical affairs department in 1993 and later moved into its marketing department as a Product Manager before becoming Director of Marketing in 1997. Between 1991 and 1993, Ms. Carmichael held a sales and marketing position with the Ohmeda division of BOC Healthcare. Ms. Carmichael's career also includes sales management and marketing experience at Baxter Healthcare from 1982 to 1988, and at MediSense, a medical biosensor technology company from 1989 to 1991. Ms. Carmichael holds a BS in nursing from Seattle University and attended the UCLA Anderson Graduate School of Executive Management.

     Jerry P. Scott was appointed Vice President of Finance and Chief Financial Officer in June 1998. He was appointed Secretary of the Company in September 1998. From 1991 through 1997 Mr. Scott was a Vice President and the Chief Financial Officer of Catapult, Inc. - an IBM Company. He was employed as a CPA by Price Waterhouse in New York City and Seattle from 1981 through 1989. Mr. Scott earned an MBA from Columbia University and a BA from Antioch College.

     In connection with a supply agreement negotiated during the third quarter of 1999 with Advicare, Inc., Ms. Susan Browner, President of ProCyte's HumaTech Division, and Mr. Ken Tapman, ProCyte Vice President of Strategic Development, left ProCyte to join Advicare. Ms. Browner also resigned from the ProCyte Board of Directors.

                            EXECUTIVE COMPENSATION

     The table set forth below provides information regarding compensation for each of the three years ended December 31, 1999, 1998 and 1997 with respect to the Company's named executive officers, as determined under SEC rules.

Summary Compensation Table

                                                                                                Long-Term Compensation
                                    Annual Compensation                                                 Awards
                                -----------------------------------------------------------     ----------------------
                                                                             Other Annual         Shares Underlying
Name and Principal Position           Year     Salary ($)     Bonus($)     Compensation ($)           Options(#)
---------------------------           ----     ----------     --------     ----------------           ----------
John F. Clifford/(1)/                 1999       248,063                                                 250,000
Chairman and Chief Executive          1998       238,000                          69,018                  50,000
Officer                               1997       236,250        65,000            55,530

Robin L. Carmichael/(2)/              1999       104,998                                                 125,000
Vice President - Marketing            1998        97,200                                                  20,000
                                      1997        71,994

Jerry P. Scott/(3)/                   1999       120,002        15,000                                    50,000
Vice President - Finance and          1998        66,772                                                 100,000
Chief Financial Officer               1997

Susan Browner/(4)/                    1999        57,097        25,000            43,443
President - Humatech Division         1998        71,287                                                 100,000
                                      1997

Ken Tapman/(5)/                       1999        42,739        25,000            43,443
Vice President - Strategic            1998        54,480                                                 100,000
Development                           1997

(1) Mr. Clifford joined the Company as President and Chief Executive Officer in August 1996. He received gross payments in 1998 and 1997 of $69,018 and $55,530, respectively, for reimbursement by the Company of taxable relocation expenses incurred in connection with his relocation in 1996 from Texas to Washington.
(2) Ms. Carmichael was appointed Vice President - Marketing in February, 1998, having previously been employed by the Company as Director of Marketing.
(3) Mr. Scott joined the Company as Vice President - Finance and Chief Financial Officer in June, 1998.
(4) Ms. Browner joined the Company in April 1998 and resigned in June, 1999. She received an earn-out payment in 1999 based on achieving certain sales targets. At the Company's option this payment was made in the form of 78,916 shares of the Company's Common Stock.
(5) Mr. Tapman joined the Company in April 1998 and resigned in June, 1999. He received an earn-out payment in 1999 based on achieving certain sales targets. At the Company's option this payment was made in the form of 78,916 shares of the Company's Common Stock.

          The following table sets forth certain information with respect to individual grants of stock options made to the Company's named executive officers during the fiscal year ended December 31, 1999.

Option Grants in Fiscal 1999

                                                Individual Grants                              Potential Realizable Value at
                          --------------------------------------------------------------
                            Number of                                                          Assumed Annual Rates of Stock
                              Shares       Percent of Total                                    Price Appreciation for Option
                            Underlying     Options Granted                                                Term (2)
                                                                                                          --------
                             Options         to Employees      Exercise     Expiration
          Name            Granted(#)/(1)/      in 1999         Price ($)       Date                 5%               10%
          ----            -----------          -------         ---------       ----                 --               ---
John F. Clifford             250,000              29.4%            0.765     8/25/09              120,276          304,803
Robin L. Carmichael           50,000               5.9%            0.937     1/20/09               29,464           74,667
Robin L. Carmichael           75,000               8.8%            0.765     8/25/09               36,083           91,441
Jerry P. Scott                25,000               2.9%            0.937     1/20/09               14,732           37,333
Jerry P. Scott                25,000               2.9%            0.765     8/25/09               12,028           30,480

(1) The options granted in 1999 were incentive stock options (nonqualified to the extent required by tax laws), have exercise prices equal to the fair market value on the date of grant, vest ratably over a period of three years and have a term of ten years. Upon certain corporate events that result in a change of control, the exercise date of all outstanding options for all employees, including executive officers, may be accelerated.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of any future stock price growth. Any such growth would benefit all shareholders.

          The following table sets forth certain information with respect to the number and value of unexercised options held by the Company's named executive officers as of December 31, 1999. No options were exercised during 1999 by the named executive officers.

Aggregated Option Exercises in 1999 and Year-End Option Values

                           Number of Unexercised        Value of Unexercised In-the-
                          Options at Year-end (#)     money Options at Year-end ($)/(1)/
Name                     Exercisable/Unexercisable        Exercisable/Unexercisable
----                     -------------------------        -------------------------
John F. Clifford             266,667 / 283,333                    0 / 4,050
Robin L. Carmichael           37,001 / 149,999                    0 / 1,215
Jerry P. Scott                33,334 / 116,666                    0 / 405

(1) Value is based upon the market price of the underlying Common Stock on December 31, 1999, ($0.7812) less the exercise price. At year-end, none of the options were exercisable at a price below the market price of the underlying Common Stock.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

     During 1999, the Compensation Committee (the "Committee") was comprised of three non-employee directors. The Committee considers and makes recommendations to the Board of Directors concerning general compensation policies and employee benefit plans, and specifically recommends salary levels and bonus or stock option awards for executive officers of the Company, including the chief executive officer. The Committee, as Plan Administrator of the Company's employee stock option plans, has sole authority to grant options to executive officers. The Committee's executive salary and bonus recommendations are reviewed by the Board.

     The Company applies a consistent philosophy in its compensation practices for all employees, including executive management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all individuals working toward common objectives. The Company strives to achieve its objectives through teamwork that is focused on meeting the expectations of its shareholders. In 1999, the Company's executive officers, including the chief executive officer, received compensation based on the following objectives and policies the Committee recommended on executive compensation.

Objectives and Policy

     The objectives of the Company's executive compensation policy are to:

     . Provide compensation that will attract, retain and motivate experienced executive personnel;

     . Align the interests of management and shareholders by making a substantial portion of executive compensation dependent on the success of the Company, as measured by long-term appreciation in the market price of the Common Stock;

     . Balance considerations of individual achievements each year with the Company's overall performance, both financially and otherwise.

     To further the Company's executive compensation objectives, the policy provides for a combination of base salary, cash incentive bonus awards and long-term stock options.

Base Salary

     In order to determine its recommendations to the Board of Directors concerning the salary level for executive officers, the Committee will, as appropriate, consider published data from annual surveys of executive compensation at comparable healthcare and pharmaceutical companies. These comparable healthcare and pharmaceutical companies include some but not all of the companies included in the NASDAQ Pharmaceutical Index.

     Using any available survey data, the Committee makes recommendations on salary level changes based on its subjective evaluation of the Company executives' individual level of experience, responsibility and performance. The Committee also takes into consideration each executive's comparability with other Company executives. The Committee gives weight to the views of the chief executive officer with respect to executive salaries other than his own. The Committee does not target executive officer salary levels at any specified percentile of corresponding positions at comparable companies.

     All of the officers agreed to forgo increases in their base salaries for 1999.

Bonus Payments

     The Committee may occasionally recommend that the Board of Directors approve a one-time cash bonus to named executive officers in recognition of a specific accomplishment.

     In 1997 the Committee approved a recommendation by management to adopt a cash bonus plan for key employees and executives to provide incentives for meeting specific Company objectives. The cash bonus plan is based on the accomplishment of certain objectives set by the Committee linked to sales, profits, product launches, cost reductions, and acquisitions of products or companies. Cash bonuses will be awarded as a percentage of base salary for each key employee and executive. An objective must be entirely met in order to contribute to the bonus percentage. None of the officers were awarded bonuses for their 1999 performance.

Stock Options

     The stock option program is currently the Company's long-term incentive plan for executive officers, managers and all employees. The granting of stock options is the principal means available to the Committee to align executive and shareholder long-term interests. A stock option will reward an executive only if the market price of the Common Stock appreciates over the vesting period. Options granted to executive officers generally have a ten-year term, vest over a period of three to five years, and have an exercise price per share equal to the fair market value on the date of grant. There presently are no fixed guidelines for annual grant of stock options to executive officers. Stock options are granted by the Committee to newly hired executives and periodically thereafter based on each executive's position in the Company, previous stock option grants and potential contribution to the long-term success of the Company.

Chief Executive Officer Compensation

     The Company's policy with regard to compensation of the chief executive officer is intended to provide compensation that will attract, retain and motivate an experienced executive, align the interests of management and shareholders by making a substantial portion of the chief executive officer's compensation dependent on the financial success of the Company, and to reward accomplishment of specific goals identified by the Board of Directors. To achieve these objectives the compensation of the chief executive officer for 2000 is structured to include a combination of a base salary of $255,500 plus incentive awards and long-term stock options.

Policy with Respect to the $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers, unless that compensation is considered performance based. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2000 is also expected to qualify for deductibility. The Company currently intends to structure the performance-based portion of its executive officers' compensation to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

     This report is submitted by the following non-employee directors, who constituted the members of the Compensation Committee for 1999:

Dr. Jules Blake (Chairman)
Glenn Oclassen
Robert E. Patterson

                      COMPARATIVE STOCK PERFORMANCE CHART

     The following graph represents the net percentage cumulative total shareholder return on the Common Stock, compared to the cumulative total return of the NASDAQ Stock Market Index (U.S.) and the NASDAQ Pharmaceutical Stocks Index (in which the Company's Common Stock was included) and the Russell 2000 Index for the period of five fiscal years commencing December 31, 1994 and ending December 31, 1999. Since March 25, 1999 the Company's Common Stock has been traded on the NASD OTC bulletin board.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                          AMONG PROCYTE CORPORATION,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
             THE RUSSELL 2000 INDEX AND THE NASDAQ PHARMACEUTICALS
                                     INDEX

                             [GRAPH APPEARS HERE]


Year                         1994     1995     1996     1997      1998    1999
------------------------------------------------------------------------------
PROCYTE CORPORATION         100.00    97.83    78.26    32.61    15.22   27.17
NASDAQ STOCK MARKET (U.S.)  100.00   141.33   173.89   213.07   300.25  542.43
RUSSELL 2000                100.00   127.49   154.73   203.91   190.75  187.92
NASDAQ PHARMACEUTICALS      100.00   183.41   183.98   189.98   241.68  451.62

Note: Assumes $100 was invested on December 31, 1994 in each of the Common Stock, the NASDAQ Stock Market Index, the NASDAQ Pharmaceutical Stocks Index and the Russell 2000 Index, and that all dividends were reinvested. Stock price performance shown above for ProCyte Corporation is historical and not necessarily indicative of future price performance.

    EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
                                  ARANGEMENTS

Change of Control

     In February 1997 the Company entered into a Change of Control Agreement with Mr. Clifford to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of the Company resulted in his loss of employment. The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control. The agreement has subsequently been extended through February 2003.

     In April 1998 the Company entered into a similar Change of Control Agreement with Ms. Carmichael to provide for the payment of base salary and associated benefits for two years in the event that a change of control (as defined therein) of the Company resulted in her loss of employment. The original term of such agreement was two years from the date of the agreement, or, if a change of control occurred during such two-year period, the term was to be automatically extended for two years after such change of control. The agreement has subsequently been extended through 2002.

     Under the Company's 1989 Restated Stock Option Plan and 1996 Stock Option Plan, the vesting of outstanding options is accelerated upon the occurrence of certain events, including certain mergers and business combinations and other changes in control of the Company (as such terms are described in each of the plans).

Severance

     In February 1997 the Company entered into a severance agreement with Mr. Clifford which provided that if his employment as an officer was terminated other than for cause (as defined therein) or as a result of voluntary resignation for good reason (as defined therein) within two years of the date of the agreement, he would be eligible to receive his accrued salary and benefits along with salary continuation and group insurance benefits for a period of twelve months at his then current annual base salary for the fiscal year in which the termination occurred, subject to reduction of the salary continuation by the amount of any other earnings from other employment or personal services. The term of the severance agreement was subsequently extended through February 2003.

                             CERTAIN TRANSACTIONS

     On December 16, 1998 the Company loaned $103,503.50 to Mr. Clifford, Chief Executive Officer, to enable him to purchase 225,000 shares of the Company's Common Stock. The loan was evidenced by a promissory note bearing interest at the rate of 4.28% and due in full on June 30, 2002. At April 10, 2000 the amount outstanding, including accrued interest, was $109,618.72.

     On June 9, 1999, in connection with the acquisition of NextDerm, Inc., the Company entered into a consulting agreement with Mr. Oclassen. Payment for services rendered under the agreement consists solely of a stock option on 50,000 shares of the Company's Common Stock. The exercise price of the option was $0.73 per share, the average of the high and low price of the Company's Common Stock on the date of the grant. The option vests one year from the grant date. The agreement was for one year and may be extended by mutual agreement for an additional year.

     During 1999 the Company retained a financial advisor to assist it with the sale or spin-off of its manufacturing operation in order to tighten the Company's focus on its core business. On March 29, 2000 ProCyte agreed to sell the assets and liabilities related to the manufacturing operation for $2.5 million to a group including Mr. Scott. The transaction is expected to close by May 30, 2000 and is subject to negotiation of a definitive agreement and contingent upon availability of financing and ratification by the ProCyte Board of Directors. The Company recorded a provision of $1.9 million at December 31, 1999 as an estimate of the loss that will be realized upon consummation of this transaction. The manufacturing operation includes the substantial majority of the fixed assets of the Company and the lease obligation for the Company's facility. The manufacturing operation generated contract revenues of $762,320, $436,167 and $705,706 in 1999, 1998 and 1997, respectively. Expenses related to the manufacturing operation were approximately $1,800,000 in 1999, $2,050,000 in 1998, and $2,850,000, in 1997.

                             INDEPENDENT AUDITORS

     Deloitte & Touche LLP served as the Company's independent auditors for 1999. The Board of Directors expects to continue to utilize Deloitte & Touche LLP as the Company's independent auditors for 2000. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Director nominations, proposals and other business which shareholders wish to present at the annual meeting in 2001 must be received by the Company no later than December 30, 2000 for inclusion in the proxy statement for such meeting. It is recommended that shareholders submitting proposals direct them to the President of the Company and utilize Certified Mail-Return Receipt Requested.

     In addition, the Company's Bylaws include advance notice provisions that require shareholders desiring to bring nominations or other business before annual shareholders meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company not more than 90, but not less than 60 days prior to the date of the annual meeting as determined under the Company's Bylaws.

     Accordingly, a shareholder who intends to present a proposal at the 2001 Annual Meeting of Shareholders without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 23, 2001 and no later than March 23, 2001, assuming that the 2001 Annual Meeting is held on May 23, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                            SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile transmission or messenger. All of the costs of solicitation of proxies will be paid by the Company.

                                OTHER BUSINESS

     The Board of Directors has no knowledge of any other business to be acted upon at the Annual Meeting, nor does the Board intend to bring any other business before the meeting. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC, has been provided with this Proxy Statement to shareholders of record and the related beneficial shareholders. Additional copies will be furnished without charge upon request to: ProCyte Corporation, 8511 - 154th Ave. NE, Redmond, WA 98052.

                                  APPENDIX A

                              PROCYTE CORPORATION
                            1996 STOCK OPTION PLAN


SECTION 1.  PURPOSE

The purpose of the ProCyte Corporation 1996 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of ProCyte Corporation, a Washington corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.  DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  Award

"Award" means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Incentive Stock Options and Nonqualified Stock Options or any combination of the foregoing.

2.2  Board

"Board" means the Board of Directors of the Company.

2.3  Cause

"Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4  Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  Common Stock

"Common Stock" means the Common Stock of the Company.

2.6  Corporate Transaction

"Corporate Transaction" means any of the following events:

(a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

(c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

(d)  Acquisition by a person, within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record).

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

2.7  Disability

"Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

2.8  Exchange Act

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.9  Fair Market Value

"Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing selling price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.10 Good Reason

"Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Holder:

(a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

(b)  a reduction in the Holder's annual base salary;

(c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

(e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f) any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.11 Grant Date

"Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.12 Holder

"Holder" means the Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to
Section 10.

2.13 Incentive Stock Option

"Incentive Stock Option" means an Option to purchase Common Stock granted under
Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.14 Nonqualified Stock Option

"Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.15 Option

"Option" means the right to purchase Common Stock granted under Section 7.

2.16 Participant

"Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.17 Plan Administrator

"Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.18 Securities Act

"Securities Act" means the Securities Act of 1933, as amended.

2.19 Subsidiary

"Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.20 Successor Corporation

"Successor Corporation" has the meaning set forth under Section 11.2.

SECTION 3.  ADMINISTRATION

3.1  Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4.   STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 11.1, a maximum of 550,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2    Limitations

Subject to adjustment from time to time as provided in Section 11.1, not more than 150,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company; except that the Company may make additional one-time grants of up to 300,000 shares to newly hired Participants such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3    Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for in shares), shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.   ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

SECTION 6.   AWARDS

6.1    Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may consist of Incentive Stock Options and/or Nonqualified Stock Options. Awards may be granted singly or in combination.

6.2    Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

SECTION 7.   AWARDS OF OPTIONS

7.1    Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.3    Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4    Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

 Period of Holder's Continuous Employment or Service
        With the Company or Its Subsidiaries             Percent of Total Option
            From the Option Grant Date                     That Is Exercisable
            --------------------------                     -------------------

                   After 1 year                                    1/3

                   After 2 years                                   2/3

                   After 3 years                                   100%

Unless the Plan Administrator determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent the Holder works less than "full time" as that term is defined by the Plan Administrator.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or a combination of cash and/or check and one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; if permitted by the Plan Administrator, in its sole discretion, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, (c) a promissory note delivered pursuant to Section 9; or (d) such other consideration as the Plan Administrator may permit.

7.6    Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Disability or (b) within one year if such termination is because of Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.   INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    10% Shareholders

If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3    Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4    Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5    Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6    Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7    Promissory Notes

The amount of any promissory note delivered pursuant to Section 9 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9.   LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and loan guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 10.  ASSIGNABILITY

No Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 11.  ADJUSTMENTS

11.1   Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in

Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

11.2   Corporate Transaction

Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur, if in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent that (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

11.3   Further Adjustment of Awards

Subject to the preceding Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4   Limitations

The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 12.  WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

SECTION 13.  AMENDMENT AND TERMINATION OF PLAN

13.1   Amendment of Plan

The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the aggregate number of shares as to which Options may be granted, (b) modify the employees or class of employees eligible to receive Incentive Stock Options, or
(c) otherwise require shareholder approval under any applicable law or regulation. Amendments made to the Plan which would constitute "modifications" to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2   Termination of Plan

The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

13.3   Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

SECTION 14.  GENERAL

14.1   Award Agreements

Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

14.2   Continued Employment or Services; Rights in Awards

None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

14.3   Registration; Certificates for Shares

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

14.4   No Rights as a Shareholder

No Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

14.5   Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6   No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.7   Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 15.  EFFECTIVE DATE

The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's shareholders after adoption of the Plan by the Board.

Adopted by the Board on July 23, 1996 and approved by the Company's shareholders on May 15, 1997.

                                  APPENDIX B


                              PROCYTE CORPORATION

                     1998 NONEMPLOYEE DIRECTOR STOCK PLAN

Section 1.   Purposes

The purposes of the ProCyte Corporation 1998 Nonemployee Director Stock Plan (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of ProCyte Corporation (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

Section 2.   Definitions

When used herein, the following terms shall have the respective meanings set forth below:

(a)  "Board" or "Board of Directors" means the Board of Directors of the
      -----      ------------------
Corporation.

(b)  "Common Stock" means the Common Stock, $0.01 par value, of the Corporation.
      ------------

(c)  "Corporation" means ProCyte Corporation, a Washington corporation, or any
      -----------
successor corporation as provided in Section 13.

(d)  "Employee" means any employee of the Corporation or of any Subsidiary.
      --------
Directors who are not otherwise employed by the Corporation or any Subsidiary shall not be considered employees for purposes of the Plan.

(e)  "Excess Quarterly Retainer" has the meaning set forth in Section 7(a).
      -------------------------

(f)  "Market Price" means the closing sales price on the National Association of
      ------------
Securities Dealers Automated Quotation System or the principal exchange on which shares of such Common Stock are then traded for a specified day.

(g)  "Nonemployee Director" or "Participant" means any person who is elected or
      --------------------      -----------
appointed to the Board of Directors and who is not an Employee.

(h)  "Plan" means the Corporation's 1998 Nonemployee Director Stock Plan as set
      ----
forth herein, as it may be amended from time to time.

(i)  "Plan Administrator" means the Board or a committee whose members meet the
      ------------------
requirements of Section 4(a), appointed from time to time by the Board to administer the Plan.

(j)  "Quarterly Retainer" means the quarterly retainer payable to all
      ------------------
Nonemployee Directors (exclusive of any per-meeting fees, fees for serving as chairman of the Board or a committee, or expense reimbursements). The Quarterly Retainer shall be prorated based on the number of calendar months (including partial calendar months) a director has served as a Nonemployee Director during the fiscal quarter for which the Quarterly Retainer is payable.

(k)  "Stock Payment" means the fixed portion of the Quarterly Retainer to be
      -------------
paid to Nonemployee Directors in shares of Common Stock rather than cash for services rendered as a director of the Corporation as provided in Section 6 and that portion of the Quarterly Retainer to be paid to Nonemployee Directors in shares of Common Stock resulting from the election specified in Section 7.

(l)  "Subsidiary" means any corporation that is a "subsidiary corporation" of
      ----------
the Corporation, as that defined in Section 424(f) of the Internal
Revenue Code of 1986, as amended.

Section 3.   Shares Subject to the Plan

Subject to adjustment in accordance with Section 9 hereof, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 200,000 shares. The shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation.

Section 4.   Administration of the Plan

(a) The Plan shall be administered by the Board or by a committee appointed by the Board consisting of one or more persons who are not eligible to participate in the Plan (the "Plan Administrator"). Members of such committee need not be members of the Board. The Corporation shall pay all costs of administration of the Plan.

(b) Subject to the express provisions of the Plan, the Plan Administrator has and may exercise such powers and authority as may be necessary or appropriate for the Plan Administrator to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Plan Administrator shall have full power and authority to (i) determine all questions of fact that may arise under the Plan; (ii) interpret the Plan and make all other determinations necessary or advisable for the administration of the Plan; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules the Plan Administrator determines are necessary or appropriate to ensure that the Corporation and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws. All interpretations, determinations and actions by the Plan Administrator shall be final, conclusive and binding upon all parties. Any action of the Plan Administrator with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Plan Administrator (at which members may participate by telephone) or by the unanimous written consent of its members.

Section 5.   Eligibility to Participate in the Plan

All Nonemployee Directors shall participate in the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan as set forth below.

Section 6.   Determination of Quarterly Retainers and Stock Payments

(a) The Board, in its sole discretion, shall determine the Quarterly Retainer for all Nonemployee Directors.

(b) Each Nonemployee Director in office immediately following the 1998 Annual Meeting of Shareholders and thereafter at any time during a calendar year shall receive a Stock Payment as all or as a portion of the Quarterly Retainer payable to such director. Stock Payments shall be made with respect to Quarterly Retainers payable on or after July 1, 1998. The number of shares of Common Stock to be issued to each Participant as a Stock Payment shall be determined by dividing the average Market Price of the Common Stock for the last 20 business days of a fiscal quarter into the first $3,000 of any Quarterly Retainer payable to such Participant for that fiscal quarter; provided, however, that no fractional shares shall be issued, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. Certificates evidencing the shares of Common Stock constituting Stock Payments shall be registered in the respective names of, or as directed by, the Participants and shall be issued to each Participant. The Stock Payment shall be made as soon as possible following a fiscal quarter end.

(c) Subject to Section 7, any portion of a Quarterly Retainer in excess of $3,000 shall be paid to Nonemployee Directors in cash at such times and in such manner as may be determined by the Board.

(d) Notwithstanding the foregoing, for future fiscal quarters, the Plan Administrator may increase or decrease the portion of a Quarterly Retainer that shall be paid in shares of Common Stock pursuant to Sections 6(b) and 6(c).

7.     Election to Increase Amount of Stock Payment

(a) In lieu of receiving the cash portion of any Quarterly Retainer (the "Excess Quarterly Retainer"), a Participant may make a written election to reduce up to 100% of all Excess Quarterly Retainers to be paid during a calendar year by a specified percentage or dollar amount and have such amount applied toward the purchase of additional shares of Common Stock.

(b) The election shall be made on a form provided by the Plan Administrator and must be returned to the Plan Administrator on a date the Plan Administrator shall establish, but in any case no later than the first day of the calendar year to which the election relates or within 60 days after the effective date of the Plan with respect to the

Excess Quarterly Retainers or within 60 days after the Participant first becomes a Nonemployee Director. The election form shall state the amount by which the Participant desires to reduce the cash portion of his or her Quarterly Retainers for the calendar year, which shall be applied toward the purchase of Common Stock in the same manner and on the same dates that the Stock Payments are made pursuant to Section 6; provided, however, that no fractional shares may be purchased, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. No Participant shall be allowed to change or revoke any election for the relevant calendar year, but may change his or her election for any subsequent calendar year.

8.     Shareholder Rights

Nonemployee Directors shall not be deemed for any purpose to be, or have rights as, shareholders of the Corporation with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of the certificate therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the date of such stock certificate.

9.     Adjustment for Changes in Capitalization

If the outstanding shares of Common Stock of the Corporation are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Corporation, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan shall be appropriately adjusted by the Plan Administrator. Any determination by the Plan Administrator as to any such adjustment will be final, binding and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

10.    Continuation of Directors in Same Status

Nothing in the Plan or in any instrument executed pursuant to the Plan, and no action taken pursuant to the Plan, shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Nonemployee Director will have any right to continue as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation.

11.    Nontransferability of Rights

No Participant shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

12.    Amendment and Termination of Plan

(a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time.

(b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Stock Payment previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.

13.    Successors

All obligations of the Corporation under the Plan shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Corporation.

14.    Severability

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.    Governing Law

The Plan shall be construed in accordance with, and governed by, the laws of the state of Washington.

16.    Effective Date and Duration of the Plan

The Plan shall become effective as of the date it is approved by the Corporation's shareholders. The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 12, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

Adopted by the Corporation's Board of Directors in April 1998 and approved by the Corporation's shareholders on June 10, 1998.

[front of card]                                                            PROXY

                              ProCyte Corporation
                    8511 - 154th Ave NE, Redmond, WA 98052

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints John F. Clifford and Jerry P. Scott as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ProCyte Corporation held on record by the undersigned on April 10, 2000, at the Annual Meeting of Shareholders of ProCyte Corporation to be held on May 23, 2000, or any adjournment thereof.

1.   ELECTION OF DIRECTORS (Please check one)

       [_] FOR all nominees listed below        [_] WITHHOLD AUTHORITY to vote
                                                    for nominees indicated
                                                    below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

     ___ John F. Clifford        ___ Matt L. Leavitt       ___ Glenn A. Oclassen

     ___ Robert E. Patterson

2. INCREASE THE NUMBER OF SHARES AUTHORIZED FOR THE 1996 STOCK OPTION PLAN FROM 550,000 SHARES TO 1,000,000 SHARES. (Please check one)

       [_] FOR the increase                     [_] WITHHOLD AUTHORITY to vote
                                                    for the increase

3. INCREASE THE NUMBER OF SHARES AUTHORIZED FOR THE 1998 NON-EMPLOYEE STOCK PLAN FROM 200,000 SHARES TO 400,000 SHARES. (Please check one)

       [_] FOR the increase                     [_] WITHHOLD AUTHORITY to vote
                                                    for the increase

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                      A1

[Back of card]

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all of the listed nominees for director.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date: ___________________________, 2000


______________________________________________
                 Signature

______________________________________________
          Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY, USING THE ENCLOSED ENVELOPE

                                      A2